UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 7, 2011	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

ETHOS ENVIRONMENTAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18 Technology, Suite 165 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(886) 925-9553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Materially Definitive Agreement

On March 2, 2011, Ethos Environmental, Inc., a Nevada corporation (“Ethos” or “Company” or “Licensee”) and Mitch Huhem and One Step Millionaire, LLC (collectively, “Licensor”), entered into a License Agreement (the “License Agreement”) whereby the Licensor granted to Licensee a perpetual, royalty-bearing, exclusive, worldwide, transferable, sublicensable license to the One Step Millionaire program (the “Licensed Technology”) to formulate, design, develop, improve, produce, distribute, sell and use and exploit Licensed Products and other offerings related thereto for a period of Twenty (20) years commencing on the date of this agreement.

Pursuant to the terms of the License Agreement, the Company shall pay Licensor a royalty fee of 5% of gross sales revenue derived from the Licensed Technology. In addition, the Company shall issue and deliver to Licensor Fifty Million (50,000,000) shares of Common Stock of the Company, which shares shall be fully paid, validly issued and non-assessable restricted stock.

The foregoing is not a complete summary of the terms of the License Agreement and reference is made to the complete text of the License Agreement attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1 99.1	License Agreement, dated as of March 2, 2011, between Ethos Environmental, Inc. and Mitch Huhem and One Step Millionaire, LLC. Press Release, dated March 7, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHOS ENVIRONMENTAL, INC.

March 7, 2011		/s/ Matthew Nicosia
	Name:	Matthew Nicosia
	Title:	Chief Executive Officer